Exhibit 99.1

Planet 13 Appoints Lee Fraser as Board Member and Audit Committee Chair

Las Vegas, Nevada – May 10, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced the appointment of Lee Fraser as a Board Member and the new Audit Committee Chair to fill the vacancy created by the passing of Mike Harman. Mr. Fraser will also serve on the Corporate Governance and Nominating Committee and Compensation Committee of the Board.

Mr. Fraser is an accomplished CFO and finance and accounting executive with over 20 years of experience at publicly traded companies and private businesses. He has overseen financial reporting, large-scale construction projects and managed real estate portfolios for renowned companies, such as Warner Bros., Fox Corp. and many others.

“As we continue to prioritize strong financial governance and strategic decision-making, we are thrilled to welcome Mr. Fraser as our new Audit Committee Chair and Board Member,” said Larry Scheffler, Co-CEO of Planet 13. “His deep knowledge in real estate and construction will be invaluable as we execute multiple growth projects across three different states. We look forward to working closely with him as we navigate the fast-moving cannabis industry.”

In his role as Audit Committee Chair and Board Member, Mr. Fraser will bring his wealth of experience and knowledge to oversee and guide the organization's audit processes, financial reporting, and internal controls. We expect his strategic insights, construction and real estate knowledge and commitment to excellence will contribute to the overall success and governance of the organization as Planet 13 continues to expand its operations into more states. The appointment remains subject to regulatory background investigations.

Mr. Fraser holds an MBA from UCLA Anderson School of Management and a Hon. Bachelor of Commerce from Telfer School of Management, University of Ottawa, Canada.

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors/).

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNHF.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and are forward-looking statements. In this news release, forward-looking statements relate to the Company's future plans and expansion into more states.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: final regulatory and other approvals or consents needed to operate our business; risks associated with COVID-19 and other infectious diseases presenting as major health issues; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; the ability of the Company to integrate the Planet 13 Illinois business and realize any benefits from the acquisition; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com and in the Company's periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational and medicinal cannabis marketplace in the United States through licensed subsidiary entities in states that have legalized marijuana operations, however, these activities are currently illegal under United States federal law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com